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                                                                    EXHIBIT 10.7

                                                       Conformed Copy

                   [Letterhead of The Washington Post Company]




                                                 March 8, 2000

Mr. Alan G. Spoon
7300 Loch Edin Road
Potomac, MD 20854

Dear Alan:

       Even as you step down as President of The Washington Post Company to take up new challenges as a partner in Polaris Ventures, we are fortunate that you have agreed on a consulting basis to provide your management skills, leadership and advice on business matters affecting the Company.

       Based on our discussions, it is our understanding that immediately following April 30, 2000, or such earlier date as you notify me as being the effective date of your resignation, and for a period of twelve months thereafter, you have agreed to devote approximately 40 hours to consulting and advising on business matters affecting the Company, as may be requested by me. In return, you will be paid a fee of $75,000, payable in quarterly installments of $17,500 each at the beginning of each quarter. In addition, you will be reimbursed for all reasonable travel and out-of-pocket expenses incurred in providing such consulting services.

       Either of us may terminate this arrangement at any time upon giving written notice. The Company's obligations under this letter will immediately terminate in the event of your death or disability or upon the giving of notice as set forth in the preceding sentence, except for its obligation to pay any amounts earned in accordance with the second paragraph, but unpaid on the date of such termination.



                                             Sincerely yours,

                                             THE WASHINGTON POST
                                                    COMPANY

                                             by      /s/ Donald E. Graham
                                                -----------------------------
                                                      Chairman of the Board

Accepted and agreed:

         /s/ Alan G. Spoon
      -----------------------
            Alan G. Spoon